UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CAPITOL ACQUISITION CORP. II

(Name of Registrant as Specified In Its Charter)

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CAPITOL ACQUISITION CORP. II
509 7th Street, N.W.
Washington, D.C. 20004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2015

TO THE STOCKHOLDERS OF CAPITOL ACQUISITION CORP. II:

You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of Capitol Acquisition Corp. II (“Capitol,” “Company,” “we,” “us” or “our”) to be held at 11:00 a.m. EDT on May 14, 2015 at the offices of Capitol’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•         a proposal to amend (the “Extension Amendment”) Capitol’s amended and restated certificate of incorporation (the “charter”) to extend the date by which Capitol has to consummate a business combination (the “Extension”) to July 31, 2015 (the “Extended Date”); and

•         a proposal to amend (the “Conversion Amendment”) Capitol’s charter to allow the holders of shares of common stock issued in Capitol’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”).

Each of the Extension Amendment and the Conversion Amendment is more fully described in the accompanying proxy statement.

The purpose of the Extension Amendment is to allow Capitol more time to complete its previously announced proposed business combination with Lindblad Expeditions, Inc. (“Lindblad”) pursuant to the Agreement and Plan of Merger, dated as of March 9, 2015, as amended from time to time (the “merger agreement”), by and among Capitol, Argo Expeditions, LLC, Capitol’s direct wholly-owned subsidiary (“LLC Sub”), Argo Merger Sub, Inc., LLC Sub’s direct wholly-owned subsidiary (“Merger Sub”), and Lindblad. Capitol’s IPO prospectus and charter provided that Capitol had until February 15, 2015 to complete a business combination, unless it had executed a letter of intent by such date, in which case it had until May 15, 2015 to consummate such a business combination. Capitol executed a letter of intent with Lindblad on January 7, 2015 and subsequently executed the merger agreement on March 9, 2015, leaving approximately two months to complete the business combination. The board currently believes that there may not be sufficient time before May 15, 2015 to allow the SEC to complete its review of the proxy statement relating to the proposed transaction. Accordingly, our board believes that in order to be able to pursue such investment opportunity, we may need to obtain the Extension. Our board of directors believes that the investment opportunity in Lindblad is compelling and that our stockholders would benefit from it. Therefore, our board has determined that it is in the best interests of our stockholders to extend the date that Capitol has to consummate a business combination to the Extended Date in order that our stockholders can participate in this investment.

Capitol estimates that the per-share pro rata portion of the trust account will be approximately $10.00 at the time of the special meeting. The closing price of Capitol’s common stock on April 22, 2015 was $11.31. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $1.31 less than if he sold his stock in the open market. Capitol cannot assure stockholders that they will be able to sell their shares of Capitol common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

The purpose of the Conversion Amendment is to afford holders of the public shares (the “public stockholders”) at the time of the IPO the right to receive their pro rata portion of the trust account within the timeframe contemplated at the time of our IPO, notwithstanding the Extension. Accordingly, Capitol is offering through the Conversion Amendment the ability for holders of public shares to participate in the Conversion, notwithstanding the Extension and regardless of whether the holder votes for or against the Extension Amendment. Approval of the Conversion Amendment is a condition to the implementation of the Extension. In order to convert your public shares, however, you must vote in favor of the Conversion Amendment. You are not required to convert your public shares even if you vote in favor of the Conversion Amendment. If any public stockholders so elect, Capitol anticipates notifying the trustee promptly after the special meeting, which is scheduled for May 14, 2015, to liquidate the trust account in an amount equal to the total pro rata portion of the converted shares.

If the Extension Amendment and Conversion Amendment proposals are not approved and we do not consummate a business combination by May 15, 2015, as contemplated by our IPO prospectus and in accordance with our charter, we will (i) cease all operations except for the purpose of winding up and (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares with the aggregate amount then on deposit in the trust account.

Subject to the foregoing, the affirmative vote of a majority of Capitol’s outstanding common stock voting for the Extension Amendment and Conversion Amendment proposals will be required to approve the Extension Amendment and the Conversion Amendment.

The Capitol board of directors has fixed the close of business on April 22, 2015 as the date for determining Capitol stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Capitol common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof.

You are not being asked to vote on the proposed business combination with Lindblad at this time. If you are a public stockholder, you will have the right to vote on the proposed business combination with Lindblad when it is submitted to stockholders

After careful consideration of all relevant factors, Capitol’s board of directors has determined that the Extension Amendment and Conversion Amendment proposals are fair to and in the best interests of Capitol and its stockholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” them.

Under Delaware law and Capitol’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment, the Conversion Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

May 4, 2015	By Order of the Board of Directors

Mark D. Ein
Chairman and Chief Executive Officer

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on May 14, 2015: This notice of meeting and the accompany proxy statement are available at http://www.cstproxy.com/capitolacquisition/sm2015.

CAPITOL ACQUISITION CORP. II
509 7th Street, N.W.
Washington, D.C. 20004

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2015

PROXY STATEMENT

The special meeting (the “special meeting”) of stockholders of Capitol Acquisition Corp. II (“Capitol,” “Company,” “we,” “us” or “our”), a Delaware corporation, will be held at 11:00 a.m. EDT on May 14, 2015, at the offices of Capitol’s counsel Graubard Miller, 405 Lexington Avenue, New York, New York 10174, for the sole purpose of considering and voting upon the following proposals:

•         a proposal to amend (the “Extension Amendment”) Capitol’s amended and restated certificate of incorporation (the “charter”) to extend the date by which Capitol has to consummate a business combination (the “Extension”) to July 31, 2015 (the “Extended Date”); and

•         a proposal to amend (the “Conversion Amendment”) Capitol’s charter to allow the holders of shares of common stock issued in Capitol’s initial public offering (the “IPO”, and such shares sold in the IPO are referred to as the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO (the “trust account”) if the Extension is implemented (the “Conversion”).

The Extension Amendment and the Conversion Amendment proposals are essential to the overall implementation of the board of directors’ plan to extend the date that Capitol has to complete a business combination. The purpose of the Extension Amendment and the Conversion Amendment is to allow Capitol more time to complete its previously announced proposed business combination with Lindblad Expeditions, Inc. (“Lindblad”) pursuant to the Agreement and Plan of Merger, dated as of March 9, 2015, as amended from time to time (the “Merger Agreement”), by and among Capitol, Argo Expeditions, LLC, Capitol’s direct wholly-owned subsidiary (“LLC Sub”), Argo Merger Sub, Inc., LLC Sub’s direct wholly-owned subsidiary (“Merger Sub”), and Lindblad.

Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

The withdrawal of funds from the trust account in connection with the Conversion will reduce the amount held in the trust account following the Conversion and the amount remaining in the trust account may be only a small fraction of the approximately $200 million that was in the trust account as of December 31, 2014. In such event, Capitol may need to obtain additional funds to complete the proposed business combination with Lindblad and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Extension Amendment and Conversion Amendment proposals are not approved and we do not consummate a business combination by May 15, 2015, as contemplated by our IPO prospectus and in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Capitol’s initial stockholders prior to the IPO have waived their rights to participate in any liquidation distribution with respect to their initial shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the public shares. There will be no distribution from the trust account with respect to Capitol’s warrants, which will expire worthless in the event we wind up.

If Capitol liquidates, Capitol’s executive officers have agreed that they will be personally liable to pay debts and obligations to third parties or target businesses that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to its public stockholders in the event of a liquidation, and only if such a third party or prospective target business does not execute a valid and enforceable waiver. There is no assurance, however, that they will be able to satisfy those obligations. Based on the cash available to Capitol outside of its trust account for working capital and Capitol’s outstanding expenses owed to all creditors (both those that have signed trust fund waivers and those that have not), it is not anticipated that Capitol’s executive officers will have any indemnification obligations. Accordingly, regardless of whether an indemnification obligation exists, the per share liquidation price for the public shares is anticipated to be approximately $10.00. Nevertheless, Capitol cannot assure you that the per share distribution from the trust account, if Capitol liquidates, will not be less than $10.00, plus interest, due to unforeseen claims of creditors.

Under the Delaware General Corporation Law (the “DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

However, because Capitol will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

If the Extension Amendment and the Conversion Amendment proposals are approved, the approval of the Conversion will constitute consent for Capitol to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the pro rata portion of funds available in the trust account relating to the converted public shares and (ii) deliver to the holders of such converted public shares their pro rata portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by Capitol to complete a business combination on or before the Extended Date. Holders of public shares who do not convert their public shares now, will retain their conversion rights and their ability to vote on a business combination through the Extended Date if the Extension Amendment is approved.

At the time the Extension Amendment becomes effective, Capitol will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account and (ii) extend the date on which to liquidate the trust account to the Extended Date.

The record date for the special meeting is April 22, 2015. Record holders of Capitol common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 25,000,000 outstanding shares of Capitol common stock including 20,000,000 outstanding public shares. Capitol’s warrants do not have voting rights.

This proxy statement contains important information about the special meeting and the proposals. Please read it carefully and vote your shares.

This proxy statement is dated May 4, 2015 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	Why am I receiving this proxy statement?

A. Capitol is a blank check company formed in 2010 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. In May 2013, Capitol consummated its IPO from which it derived gross proceeds of $200,000,000, including proceeds from the partial exercise of the underwriters’ over-allotment option. Like most blank check companies, our charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before a certain date (in our case, May 15, 2015). The board of directors believes that it is in the best interests of the stockholders to continue Capitol’s existence until the Extended Date in order to allow Capitol more time to complete its previously announced proposed business combination with Lindblad and is submitting these proposals to the stockholders to vote upon.

Q.	What is being voted on?

A. You are being asked to vote on:

•   a proposal to amend Capitol’s charter to extend the date by which Capitol has to consummate a business combination to the Extended Date; and

•   a proposal to amend Capitol’s charter to allow the holders of public shares to elect to convert their public shares into their pro rata portion of the funds held in the trust account if the Extension is implemented.

The Extension Amendment and the Conversion Amendment proposals are essential to the overall implementation of the board of directors’ plan to extend the date that Capitol has to complete a business combination. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension.

If the Extension is implemented, the stockholder’s approval of the Conversion Amendment proposal will constitute consent for Capitol to remove the Withdrawal Amount from the trust account, deliver to the holders of such converted public shares the pro rata portion of the Withdrawal Amount and retain the remainder of the funds in the trust account for Capitol’s use in connection with consummating a business combination on or before the Extended Date.

We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

If the Extension Amendment and Conversion Amendment proposals are approved and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount held in the trust account following the Conversion. Capitol cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion Amendment proposals are approved and the amount remaining in the trust account may be only a small fraction of the approximately $200 million that was in the trust account as of December 31, 2014. In such event, Capitol may need to obtain additional funds to complete the proposed business combination with Lindblad and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

If the Extension Amendment and Conversion Amendment proposals are not approved and we have not consummated a business combination by May 15, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Capitol’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event we wind up. Capitol will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Capitol’s executive officers have agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Q.	Why is the Company proposing the Extension Amendment and the Conversion Amendment proposals?

A. Capitol’s charter provides for the return of the IPO proceeds held in trust to the holders of shares of common stock sold in the IPO if there is no qualifying business combination(s) consummated on or before May 15, 2015. As we explain below, Capitol may not be able to complete the business combination with Lindblad by that date.

On March 9, 2015, Capitol entered into the Merger Agreement, by and among Capitol, LLC Sub, Merger Sub and Lindblad. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Lindblad to form an interim corporation (“Interim Corporation”) as a direct wholly-owned subsidiary of LLC Sub (the “initial merger”), and such Interim Corporation shall immediately thereafter be merged with and into LLC Sub to form the surviving company (“Surviving Company”) as a direct wholly-owned subsidiary of Capitol (the “subsequent merger” and together with the initial merger, the “mergers”). The Lindblad stockholders will receive an aggregate of (i) $90,000,000 in cash at the closing (a portion of which will be for transaction bonuses) and (ii) 20,017,787 shares of Capitol common stock. Capitol will also assume outstanding Lindblad stock options and will issue options to purchase approximately 3,982,212 shares of Capitol common stock to the Lindblad stock option holders.

Lindblad provides expedition cruising and adventure travel experiences. The company provides itineraries that feature up-close encounters with wildlife and nature and promote guest empowerment and interactivity. Through a partnership with The National Geographic Society (“National Geographic”), Lindblad’s educationally oriented voyages allow guests to interact with leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

In connection with the mergers, the stockholders of Capitol prior to its initial public offering – Capitol Acquisition Management 2 LLC, an affiliate of Mark D. Ein, Capitol’s Chief Executive Officer, L. Dyson Dryden, Capitol’s Chief Financial Officer, and Lawrence Calcano, Richard C. Donaldson and Piyush Sodha, each a director of Capitol – have collectively agreed to make a charitable contribution of an aggregate of 500,000 founder’s shares to Lindblad Expeditions-National Geographic Joint Fund for Exploration and Conservation for no additional consideration. These founder’s shares, which are currently in escrow, are comprised of (i) 375,000 shares of common stock to be contributed one day after the closing of the mergers, provided that they remain subject to the terms of such escrow, and (ii) 125,000 shares of incentive common stock, subject to forfeiture if Capitol’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of consummation of the mergers, to be contributed within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

The foregoing summary of the terms of the Merger Agreement is qualified in all respects by reference to the complete text of the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K Capitol filed with the SEC on March 10, 2015, as the same may be amended from time to time, which amendments will be filed by Capitol with the SEC on Form 8-K

The proposed business combination with Lindblad qualifies as a “business combination” under Capitol’s amended and restated certificate. However, Capitol may not be able to consummate the business combination with Lindblad by May 15, 2015 given when the Merger Agreement was signed and the actions that must occur prior to closing.

Capitol believes the proposed business combination with Lindblad would be in the best interests of Capitol’s stockholders, and because Capitol may not be able to conclude a business combination within the permitted time period, Capitol has determined to seek stockholder approval to extend the date by which Capitol has to complete a business combination.

Capitol believes that given Capitol’s expenditure of time, effort and money on the proposed business combination with Lindblad, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination with Lindblad. Accordingly, Capitol’s board of directors is proposing the Extension Amendment to extend Capitol’s corporate existence until the Extended Date and to allow for the Conversion.

You are not being asked to vote on the proposed business combination with Lindblad at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Lindblad when it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Q.	Why should I vote for the Extension Amendment?

A. Capitol’s board of directors believes stockholders will benefit from Capitol consummating the business combination with Lindblad and is proposing the Extension Amendment to extend the date by which Capitol has to complete a business combination until the Extended Date and to allow for the Conversion. The Extension would give Capitol the opportunity to complete a business combination.

Capitol’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond the deadlines discussed above, except in connection with, and effective upon consummation of, a business combination. Capitol’s IPO prospectus did not suggest in any way that this charter provision, or the charter’s other business combination procedures, were subject to change. We believe that these charter provisions were included to protect Capitol stockholders from having to sustain their investments for an unreasonably long period, if Capitol failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Capitol’s expenditure of time, effort and money on the potential business combination with Lindblad, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as Capitol is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension is consistent with the spirit in which Capitol offered its securities to the public.

Q.	Should I vote for the Conversion Amendment?	A. Approval of the Conversion Amendment is a condition to the implementation of the Extension Amendment.

Whether a holder of public shares votes in favor of or against the Extension Amendment, the holder may, but is not required to, convert all or a portion of its public shares into the pro rata portion of the trust account represented by the converted shares. In order to convert your public shares, you must vote in favor of the Conversion Amendment; however, if you vote in favor of the Conversion Amendment, you are not required to convert your public shares. We will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

Liquidation of the trust account is a fundamental obligation of Capitol to the public stockholders and Capitol is not proposing and will not propose to change that obligation to the public stockholders. If holders of public shares do not elect to convert their public shares, such holders shall retain conversion rights in connection with any future business combination Capitol proposes. Assuming the Extension Amendment is approved, Capitol will have until the Extended Date to complete a business combination.

Capitol’s board of directors recommends that you vote in favor of the Conversion Amendment proposal, but expresses no opinion as to whether you should convert your public shares.

Q.	How do the Capitol insiders intend to vote their shares?

A. All of Capitol’s directors, executive officers and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of the Extension Amendment and Conversion Amendment proposals.

Capitol’s directors, executive officers and their respective affiliates are not entitled to convert the shares of Capitol common stock acquired by them prior to the IPO (the “insider shares”). With respect to shares purchased on the open market by Capitol’s directors, executive officers and their respective affiliates, such public shares may be converted. On the record date, Capitol’s directors, executive officers and their affiliates beneficially owned and were entitled to vote 5,000,000 insider shares of Capitol common stock, representing approximately 20% of Capitol’s issued and outstanding common stock. Capitol’s directors, executive officers and their affiliates did not beneficially own any public shares as of such date.

Capitol’s or Lindblad’s directors, executive officers and their affiliates may choose to buy public shares in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment. Any public shares held by or subsequently purchased by affiliates of Capitol may be voted in favor of the Extension Amendment and the Conversion Amendment proposals.

Q.	What vote is required to adopt the Extension Amendment?

A. Approval of the Extension Amendment will require the affirmative vote of holders of a majority of Capitol’s outstanding common stock on the record date. Approval of the Conversion Amendment is a condition to the implementation of the Extension Amendment.

Our board of directors believes that decisions regarding Capitol’s future, such as whether to continue its existence or have its existence terminate, should be determined by Capitol’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO. The current stockholders should not be prohibited from amending the charter to allow Capitol to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals and such conversion will occur close in time to May 15, 2015 as contemplated in our IPO prospectus and charter.

Q.	What vote is required to approve the Conversion Amendment?

A. Approval of the Conversion Amendment will require the affirmative vote of holders of a majority of Capitol’s outstanding common stock on the record date.

Any holder of public shares that votes in favor of the Conversion Amendment may convert all or a portion of their public shares into their pro rata portion of the trust account. In order to convert your public shares, you must vote in favor of the Conversion Amendment; however, if you vote in favor of the Conversion Amendment, you are not required to convert your public shares.

Q.	Since Capitol’s IPO prospectus states that Capitol would not amend Article Sixth except in connection with a business combination, what are my legal rights?

A. You should be aware that Capitol’s IPO prospectus stated that Capitol would not take any action to amend or waive Article Sixth of its charter (except in connection with, and upon the effectiveness of, a business combination), including, to allow it to survive for a longer period of time. As a result, each stockholder may have securities law claims against Capitol for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). For more information, see “The Extension Amendment and Conversion Amendment Proposals—Possible Claims Against and Impairment of the Trust Account.”

Q.	What if I don’t want to vote for the Extension Amendment or Conversion proposal?

A. If you do not want the Extension Amendment or Conversion Amendment to be approved, you must abstain, not vote, or vote against the proposals. If the Extension Amendment and the Conversion Amendment are approved, and the Extension is implemented, then the Withdrawal Amount will be withdrawn from the trust account and paid to the converting holders. However, as discussed above and elsewhere in this proxy statement, the Extension Amendment may result in claims against Capitol whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a public stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.

Q.	Will you seek any further extensions to liquidate the trust account?

A. Other than the extension until the Extended Date as described in this proxy statement, Capitol does not anticipate seeking any further extension to consummate a business combination. Capitol’s board of directors recognizes that Capitol’s IPO prospectus stated that Capitol would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination. Capitol has provided that all holders of public shares, including those who vote against the Extension Amendment, but not those who vote against the Conversion Amendment, may elect to convert their public shares into their pro rata portion of the trust account and should receive the funds shortly after the stockholder meeting which is scheduled for May 14, 2015. Those holders of public shares who elect not to convert their shares now shall retain conversion rights with respect to future business combinations, or, if no future business combination is brought to a vote of the shareholders or if a business combination is not completed for any reason, such holders shall be entitled to the pro rata portion of the trust account on the Extended Date.

Q.	What happens if the Extension Amendment is not approved?

A. If the Extension Amendment is not approved and we have not consummated a business combination by May 15, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Capitol’s initial stockholders waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless in the event we wind up. Capitol will pay the costs of liquidation from its remaining assets outside of the trust account, which it believes are sufficient for such purposes. If such funds are insufficient, Capitol’s executive officers have agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

Q.	If the Extension Amendment and Conversion Amendment proposals are approved, what happens next?

A. Capitol is continuing its efforts to complete the proposed business combination with Lindblad, which will involve:

•   completing proxy materials;

•   establishing a meeting date and record date for considering the proposed acquisition, and distributing proxy materials to stockholders; and

•   holding a special meeting to consider the proposed business combination with Lindblad.

Capitol is seeking approval of the Extension Amendment and the Conversion Amendment because Capitol may not be able to complete all of the tasks listed above prior to May 15, 2015. Capitol has filed a preliminary proxy statement and, if the Extension Amendment and Conversion Amendment are approved, expects to seek stockholder approval of the proposed business combination with Lindblad. If stockholders approve the proposed business combination with Lindblad, Capitol expects to consummate the business combination as soon as possible following stockholder approval.

Upon approval by a majority of the common stock outstanding as of the record date of the Extension Amendment and Conversion Amendment proposals, Capitol will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto. Capitol will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock and warrants will remain publicly traded.

If the Extension Amendment and Conversion Amendment proposals are approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of Capitol’s common stock held by Capitol’s directors and officers through the insider shares.

Q.	Would I still be able to exercise my conversion rights if I vote against the proposed business combination with Lindblad?

A. Unless you elect to convert your shares, you will be able to vote on the proposed business combination with Lindblad when it is submitted to stockholders. If you disagree with the business combination, you will retain your right to convert your public shares upon consummation of a business combination in connection with the stockholder vote to approve the business combination, subject to any limitations set forth in the amended and restated certificate.

Q.	How do I change my vote?

A. If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Capitol’s secretary prior to the date of the special meeting or by voting in person at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to Capitol located at 509 7th Street, N.W., Washington, D.C. 20004, Attn: Corporate Secretary.

Q.	How are votes counted?

A. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Each of the Extension Amendment and Conversion Amendment proposals must be approved by the affirmative vote of a majority of the outstanding shares as of the record date of Capitol’s common stock, voting together as a single class.

With respect to the Extension Amendment and Conversion Amendment proposals, abstentions and broker non-votes will have the same effect as “AGAINST” votes. If your shares are held by your broker as your nominee (that is, in “street name”), you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange applicable to member brokerage firms. These rules provide that for routine matters your broker has the discretion to vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	What is a quorum requirement?

A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock on the record date are represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Q.	Who can vote at the special meeting?

A. Only holders of record of Capitol’s common stock at the close of business on April 22, 2015 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On this record date, 25,000,000 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with Capitol’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting in person, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	Does the board recommend voting for the approval of the Extension Amendment and the Conversion Amendment?

A. Yes. After careful consideration of the terms and conditions of these proposals, the board of directors of the Company has determined that the Extension Amendment and the Conversion Amendment are fair to and in the best interests of Capitol and its stockholders. The board of directors recommends that Capitol’s stockholders vote “FOR” the Extension Amendment and the Conversion Amendment.

Q.	What interests do the Company’s directors and officers have in the approval of the proposals?

A. Capitol’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of insider shares and warrants that may become exercisable in the future, loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extension Amendment and Conversion Amendment Proposals—Interests of Capitol’s Directors and Officers.”

Q.	What if I object to the Extension Amendment and the Conversion Amendment? Do I have appraisal rights?	A. Capitol stockholders do not have appraisal rights in connection with the Extension Amendment or the Conversion Amendment under the DGCL.

Q.	What happens to the Capitol warrants if the Extension Amendment is not approved?

A. If the Extension Amendment is not approved and we have not consummated a business combination by May 15, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, your warrants will become worthless.

Q.	What happens to the Capitol warrants if the Extension Amendment and Conversion Amendment proposals are approved?

A. If the Extension Amendment and Conversion Amendment proposals are approved, Capitol will continue to attempt to consummate a business combination until the Extended Date, and will retain the blank check company restrictions previously applicable to it. The warrants will remain outstanding in accordance with their terms. The warrants will become exercisable upon the consummation of any business combination following stockholder approval of the proposals.

Q.	What do I need to do now?

A. Capitol urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals will affect you as a Capitol stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A. If you are a holder of record of Capitol common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. Whether or not you plan to attend the special meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote in person if you have already voted by proxy.

If your shares of Capitol common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q.	How do I convert my shares of Capitol common stock?

A. If the Extension is implemented, each public stockholder who votes in favor of the Conversion Amendment may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as if they had voted against a business combination proposal. You will also be able to convert your public shares in connection with any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the Extended Date.

To demand conversion, you must check the box on the proxy card provided for that purpose and return the proxy card in accordance with the instructions provided, and, at the same time, ensure your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension and Conversion.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote for the Extension Amendment and Conversion Amendment or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares.

Q.	What should I do if I receive more than one set of voting materials?

A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Capitol shares.

Q.	Who is paying for this proxy solicitation?

A. Capitol will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	Who can help answer my questions?

A. If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Capitol Acquisition Corp. II

509 7th Street, N.W.

Washington, D.C. 20004

Attn: L. Dyson Dryden

Telephone: (202) 654-7060

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•         discuss future expectations;

•         contain projections of future results of operations or financial condition; or

•         state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including, among other things, claims by third parties against the trust account, unanticipated delays in the distribution of the funds from the trust account and Capitol’s ability to finance and consummate the business combination with Lindblad following the distribution of funds from the trust account. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to Capitol or any person acting on Capitol’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Capitol undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

BACKGROUND

Capitol

We are a Delaware company incorporated on August 9, 2010 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On May 15, 2013, we consummated our IPO of 20,000,000 units, including 2,000,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of common stock and one half of one warrant, each whole warrant to purchase one share of common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $200,000,000.

Prior to our IPO, our officers, directors and their affiliates purchased an aggregate of 5,000,000 insider shares from us for an aggregate of $25,000, and simultaneously with the consummation of the IPO, the insiders purchased 5,600,000 warrants (the “insider warrants”) for $5,600,000. The net proceeds of the IPO plus the proceeds of the sale of the insider warrants were deposited in the trust account. As of December 31, 2014, Capitol had approximately $200,000,000 of cash in the trust account.

The mailing address of Capitol principal executive office is 509 7th Street, N.W., Washington, D.C. 20004, and its telephone number is (202) 654-7060.

The Proposed Business Combination with Lindblad

On March 9, 2015, Capitol entered into the Merger Agreement, by and among Capitol, LLC Sub, Merger Sub and Lindblad. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Lindblad to form the Interim Corporation as a direct wholly-owned subsidiary of LLC Sub, and such Interim Corporation shall immediately thereafter be merged with and into LLC Sub to form the Surviving Company as a direct wholly-owned subsidiary of Capitol. The Lindblad stockholders will receive an aggregate of (i) $90,000,000 in cash at the closing (a portion of which will be for transaction bonuses) and (ii) 20,017,787 shares of Capitol common stock. Capitol will also assume outstanding Lindblad stock options and will issue options to purchase approximately 3,982,212 shares of Capitol common stock to the Lindblad stock option holders.

You are not being asked to vote on the proposed business combination with Lindblad at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Lindblad when it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

THE EXTENSION AMENDMENT AND CONVERSION AMENDMENT PROPOSALS

The Extension Amendment

Capitol is proposing to amend its charter to extend the date by which Capitol has to consummate a business combination to the Extended Date.

The Extension Amendment and the Conversion Amendment are essential to the overall implementation of the board of directors’ plan to allow Capitol more time to complete a business combination. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension.

If the Extension Amendment proposal is not approved and we have not consummated a business combination by May 15, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The board of directors believes that decisions regarding Capitol’s future, such as whether to continue its existence or have its existence terminate, should be determined by Capitol’s current stockholders and they should not be bound by the restrictions implemented by the stockholders at the time of the IPO. The current stockholders should not be prohibited from amending the charter to allow Capitol to continue its existence, especially since all holders of public shares are being offered the opportunity to convert their public shares and receive their pro rata portion of the trust account in connection with the approval of the proposals which will occur close in time to May 15, 2015 as contemplated in the IPO prospectus. Additionally, given Capitol’s expenditure of time, effort and money on the proposed business combination with Lindblad, circumstances warrant providing public stockholders an opportunity to consider the proposed business combination with Lindblad.

A copy of the proposed amendment to the charter of Capitol is attached to this proxy statement as Annex A.

Conversion Amendment Proposal

The Conversion Amendment proposal allows the holders of public shares to elect to convert their public shares into their pro rata portion of the funds held in the trust account if the Extension Amendment is approved. The Conversion Amendment proposal will not be presented unless the Extension Amendment is approved. Approval of the Extension Amendment and the Conversion Amendment is a condition to the implementation of the Extension. We will not proceed with the Extension if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals, after taking into account the Conversion.

All holders of Capitol’s public shares who vote in favor of the Conversion Amendment, whether they vote for or against the Extension Amendment, are entitled to convert all or a portion of their public shares into their pro rata portion of the trust account, provided that the Extension is implemented. Voting in favor of the Conversion Amendment does not require you to convert your public shares. You must, however, vote in favor of the Conversion Amendment in order to convert your public shares.

A public stockholder’s election to convert shall constitute consent for Capitol to remove the Withdrawal Amount from the trust account relating to converted public shares, deliver to the holders of such shares so tendered such pro rata portion of the trust account and leave the remainder of the funds in the trust account until the earlier to occur of (y) the completion of a business combination or (z) the Extended Date. Capitol estimates that the per share pro rata portion of the trust account will be approximately $10.00 at the time of the special meeting. The closing price of Capitol’s common stock on April 22, 2015 was $11.31. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $1.31 less than if he sold his stock in the open market. Capitol cannot assure stockholders that they will be able to sell their shares of Capitol common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

At the time the Extension Amendment becomes effective, Capitol will also amend the trust account agreement to (i) permit the withdrawal of the Withdrawal Amount from the trust account and (ii) extend the date on which to liquidate the trust account to the Extended Date.

A copy of the proposed amendment to the charter of Capitol is attached to this proxy statement as Annex A.

Reasons for the Proposals

Capitol’s IPO prospectus and charter provided that Capitol had until February 15, 2015 to complete a business combination, unless it had executed a letter of intent by such date, in which case it had until May 15, 2015 to consummate such a business combination. Capitol executed a letter of intent with Lindblad on January 7, 2015 and subsequently executed the merger agreement on March 9, 2015, leaving approximately two months to complete the business combination. Capitol’s IPO prospectus and charter stated that Capitol would not take any action to amend or waive these provisions (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by May 15, 2015. Notwithstanding the foregoing, because Capitol believes the proposed business combination with Lindblad to be in the best interests of Capitol’s stockholders, and because Capitol may not be able to complete the proposed business combination by May 15, 2015, Capitol has determined to seek stockholder approval to extend the time for closing a business combination beyond May 15, 2015 to the Extended Date. Capitol has filed a preliminary proxy statement relating to the proposed business combination and, if the Extension Amendment and Conversion Amendment are approved, expects to seek stockholder approval of such business combination once the SEC completes its review of such preliminary proxy statement.

We believe that the foregoing charter provisions were included to protect Capitol stockholders from having to sustain their investments for an unreasonably long period if Capitol failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Capitol’s expenditure of time, effort and money on the potential business combination with Lindblad, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as Capitol is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension Amendment and Conversion Amendment proposals are consistent with the spirit in which Capitol offered its securities to the public.

If the Extension Amendment or Conversion Amendment Proposals Are Not Approved

If the Extension Amendment or Conversion Amendment are not approved and we have not consummated a business combination by May 15, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Capitol’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to Capitol’s warrants which will expire worthless in the event we wind up. Capitol will pay the costs of liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Capitol’s executive officers have agreed to advance it the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If the Extension Amendment is not approved, the holders of the public shares will not vote on the Conversion Amendment, and the trust account will be liquidated as described above. If the Conversion Amendment is not approved, the Company will not effect the Extension.

If the Extension Amendment and the Conversion Amendment Are Approved

If the Extension Amendment and the Conversion Amendment are approved, Capitol will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend the time it has to complete a business combination until the Extended Date. Capitol will remain a reporting company under the Securities Exchange Act of 1934 and its units, common stock and warrants will remain publicly traded. Capitol will then continue to work to consummate a business combination by the Extended Date.

You are not being asked to vote on the proposed business combination with Lindblad at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on the proposed business combination with Lindblad when it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment and Conversion Amendment proposals are approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Conversion will reduce the amount held in the trust account and Capitol’s net asset value. Capitol cannot predict the amount that will remain in the trust account if the Extension Amendment and Conversion Amendment proposals are approved, and the amount remaining in the trust account may be only a small fraction of the approximately $200 million that was in the trust account as of December 31, 2014. However, we will not proceed if we do not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment and Conversion Amendment proposals.

Conversion Rights

If the Extension Amendment and Conversion Amendment proposals are approved, and the Extension is implemented, each public stockholder who votes in favor of the Conversion Amendment may seek to convert his public shares for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as if they had voted against a business combination proposal. You will also be able to convert your public shares in connection with any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the Extended Date.

To demand conversion, you must check the box on the proxy card provided for that purpose and return the proxy card in accordance with the instructions provided, and, at the same time, ensure your bank or broker complies with the requirements identified elsewhere herein, including delivering your shares to the transfer agent prior to the vote on the Extension Amendment and Conversion Amendment. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension Amendment and Conversion.

In connection with tendering your shares for conversion, you must elect either to physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, prior to the vote for the Extension Amendment and Conversion Amendment or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the vote at the special meeting ensures that a converting holder’s election is irrevocable once the Extension Amendment and the Conversion Amendment are approved. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares after the vote at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote for the Extension Amendment and Conversion Amendment will not be converted into a pro rata portion of the funds held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting that it does not want to convert its shares, the stockholder may withdraw the tender. If you delivered your shares for conversion to our transfer agent and decide prior to the vote at the special meeting not to convert your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at address listed above. In the event that a public stockholder tenders shares and the Extension Amendment and the Conversion Amendment are not approved or is abandoned, these shares will not be converted and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment and the Conversion Amendment will not be approved or will be abandoned. The Company anticipates that a public stockholder who tenders shares for conversion in connection with the vote to approve the Extension Amendment and the Conversion Amendment would receive payment of the conversion price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are converted for cash or returned to such stockholders.

If properly demanded, the Company will convert each public share for a pro rata portion of the funds available in the trust account, less any income taxes owed on such funds but not yet paid, calculated as of two days prior to the filing of the amendment to the charter. As of the record date, this would amount to approximately $10.00 per share. The closing price of Capitol’s common stock on April 22, 2015 was $11.31. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving $1.31 less than if he sold his stock in the open market.

If you exercise your conversion rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you vote for the Conversion Amendment, properly demand conversion, and tender your stock certificate(s) to the Company’s transfer agent prior to the vote for the Extension Amendment and Conversion Amendment. If the Extension Amendment and the Conversion Amendment are not approved or if they are abandoned, these shares will be redeemed in accordance with the terms of the charter promptly following the meeting as described elsewhere herein.

The Special Meeting

Date, Time and Place. The special meeting of Capitol’s stockholders will be held at 11:00 a.m., EDT on May 14, 2015, at the offices of Capitol’s counsel, Graubard Miller, at 405 Lexington Avenue, New York, NY 10174.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Capitol common stock at the close of business on April 22, 2015, the record date for the special meeting. You will have one vote per proposal for each Capitol common share you owned at that time. Capitol warrants do not carry voting rights.

Votes Required. Approval of the Extension Amendment and Conversion Amendment proposals will require the affirmative vote of holders of a majority of Capitol’s common stock outstanding on the record date. If you do not vote (i.e., you “abstain” from voting on a proposal), your action will have the same effect as an “AGAINST” vote. Broker non-votes will have the same effect as “AGAINST” votes.

At the close of business on the record date, there were 25,000,000 outstanding shares of Capitol common stock each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment approved, you must abstain, not vote, or vote against the Extension Amendment. If you want to obtain your pro rata portion of the trust account in the event the Extension is implemented, which will be paid shortly after the stockholder meeting which is scheduled for May 14, 2015, you must vote for the Conversion Amendment and demand conversion of your shares. Holders of public shares who vote against the Conversion Amendment may not convert their public shares.

Proxies; Board Solicitation. Your proxy is being solicited by the Capitol board of directors on the proposal to approve the Extension Amendment and the Conversion Amendment being presented to stockholders at the special meeting. No recommendation is being made as to whether you should elect to convert your shares. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

Possible Claims Against and Impairment of the Trust Account

You should be aware that because Capitol’s IPO prospectus stated that Capitol would not take any action allowing it to survive for a longer period of time except in connection with, and effective upon, the consummation of a business combination, as required by its charter, you may have securities law claims against Capitol for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated. Such claims may entitle public stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against Capitol whose holders might seek to have the claims satisfied from funds in the trust account. Capitol has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of Capitol common stock who successfully claim rescission could be awarded up to approximately $10.00 per share, based on the initial offering price of the units issued in Capitol’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants included in the units, plus interest from the date of Capitol’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the trust account is liquidated, and such claims would not be extinguished by consummation of that transaction.

If Capitol were to become subject to such claims as a result of the Extension Amendment, Capitol’s assets following the Extension Amendment could be significantly reduced or depleted entirely and the trust account could be depleted by those claims to the extent of any judgments arising from such claims, together with any expenses related to defending such claims if the resources of Capitol’s executive officers, who have certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify Capitol for the full amount. A consequence might be that the amount being held in the trust account is diminished and holders of public shares who do not convert their public shares now may receive a lesser amount as their pro rata portion of the trust account. Moreover, attendant litigation could result in delay in payments to public stockholders of trust account funds on liquidation.

If Capitol’s trust account is not depleted by liabilities for securities law claims or other expenses, Capitol estimates that all public stockholders would receive, upon liquidation, approximately $10.00 per share (calculated as of the record date). This per share amount may be less than the possible per-share amount of a successful rescission claim as a rescission award may bear interest at a higher rate than that earned on trust account funds. Public stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

Capitol has attempted to structure the Extension Amendment and the Conversion Amendment to preserve the investment proposition set forth in the IPO prospectus for public stockholders, specifically, by giving them their right to convert on the date of the stockholder meeting, which is scheduled for May 14, 2015 and receive their pro rata portion of the trust account shortly thereafter. This is designed to limit the potential damages, but it is impossible to predict how courts would rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, Capitol’s board of directors believes it in the best interests of Capitol’s stockholders to approve the Extension Amendment and the Conversion Amendment.

Required Vote

The affirmative vote by holders of a majority of Capitol’s outstanding common stock voting for the Extension Amendment and the Conversion Amendment is required to approve the Extension Amendment and the Conversion Amendment. Capitol’s board of directors will abandon the Conversion Amendment if the Extension Amendment is not approved. In that case, Capitol will be required by its charter to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

All of Capitol’s directors, executive officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment and the Conversion Amendment. On the record date, directors and executive officers of Capitol and their affiliates beneficially owned and were entitled to vote 5,000,000 shares of Capitol common stock representing approximately 20.0% of Capitol’s issued and outstanding common stock.

In addition, Capitol’s directors, executive officers and their affiliates may choose to buy shares of Capitol public common stock in the open market and/or through negotiated private purchases. In the event that purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and Conversion Amendment proposals and elected to convert their shares into a portion of the trust account. Any shares of Capitol public common stock purchased by affiliates will be voted in favor of the Extension Amendment and Conversion Amendment proposals.

Interests of Capitol’s Directors and Officers

When you consider the recommendation of the Capitol board of directors, you should keep in mind that Capitol’s executive officers and members of Capitol’s board of directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•         If the Extension Amendment is not approved and we do not consummate a business combination by May 15, 2015 as contemplated by our IPO prospectus and in accordance with our charter, the 5,000,000 shares of common stock held by Capitol officers, directors and affiliates and their permitted transferees, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares), as will the 5,600,000 warrants that were acquired simultaneously with the IPO for an aggregate purchase price of $5,600,000 (as they will expire). Such common stock and warrants had an aggregate market value of approximately $68,590,000 based on the last sale price of $11.31 and $2.15, respectively, on Nasdaq on April 22, 2015;

•         In connection with the IPO, Capitol’s executive officers have agreed that they will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company;

•         All rights specified in Capitol’s charter relating to the right of officers and directors to be indemnified by Capitol, and of Capitol’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the business combination is not approved and Capitol liquidates, Capitol will not be able to perform its obligations to its officers and directors under those provisions;

•         None of Capitol’s executive officers or directors has received any cash compensation for services rendered to Capitol. All of the current members of Capitol’s board of directors are expected to continue to serve as directors at least through the date of the special meeting and may continue to serve following any potential business combination and receive compensation thereafter;

•         Capitol’s initial stockholders have loaned Capitol an aggregate of approximately $1,460,000. The loans are non-interest bearing and are payable at the consummation of a business combination. Furthermore, the initial stockholders or their affiliates may loan additional funds to Capitol in the future on substantially similar terms in order to meet Capitol’s working capital needs prior to the closing of the mergers. If Capitol fails to consummate a business combination, the loans would become unsecured liabilities of Capitol; however, the lenders have waived any claim against the trust account. Accordingly, Capitol will most likely not be able to repay these loans if the mergers are not completed; and

•         Capitol’s officers, directors, initial stockholders and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Capitol’s behalf, such as identifying and investigating possible business targets and business combinations. These individuals have negotiated the repayment of any such expenses upon completion of the business combination with Lindblad. However, if Capitol fails to obtain the Extension and consummate the business combination, they will not have any claim against the trust account for reimbursement. Accordingly, Capitol will most likely not be able to reimburse these expenses if the mergers are not completed. Although as of the record date, Capitol’s officers, directors, initial stockholders and their affiliates had not incurred any unpaid reimbursable expenses, they may incur such expenses in the future.

The Board’s Reasons for the Extension Amendment and Conversion Amendment Proposals and Its Recommendation

As discussed below, after careful consideration of all relevant factors, Capitol’s board of directors has determined that the Extension Amendment and Conversion Amendment proposals are fair to, and in the best interests of, Capitol and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment and Conversion Amendment proposals, and recommends that you vote “FOR” such adoption. The board expresses no opinion as to whether you should convert your public shares.

We are a Delaware company incorporated on August 9, 2010 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On May 15, 2013, we consummated our IPO of 20,000,000 units, including 2,000,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of common stock and one half of one warrant, each whole warrant to purchase one share of common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $200,000,000.

Capitol’s IPO prospectus and charter provided that Capitol had until February 15, 2015 to complete a business combination, unless it had executed a letter of intent by such date, in which case it had until May 15, 2015 to consummate such a business combination. Capitol executed a letter of intent with Lindblad on January 7, 2015 and subsequently executed the merger agreement on March 9, 2015, leaving approximately two months to complete the business combination. Capitol’s IPO prospectus and charter stated that Capitol would not take any action to amend or waive these provisions (except in connection with, and to be effective upon, a business combination) to allow it to survive for a longer period of time if it did not appear it would be able to consummate a business combination by May 15, 2015. Notwithstanding the foregoing, because Capitol believes the proposed business combination with Lindblad to be in the best interests of Capitol’s stockholders, and because Capitol may not be able to complete the proposed business combination by May 15, 2015, Capitol has determined to seek stockholder approval to extend the time for closing a business combination beyond May 15, 2015 to the Extended Date. Capitol has filed a preliminary proxy statement relating to the proposed business combination and, if the Extension Amendment and Conversion Amendment are approved, expects to seek stockholder approval of such business combination once the SEC completes its review of such preliminary proxy statement.

Capitol is not asking you to vote on any proposed business combination at this time. If you vote in favor of the Extension Amendment and do not elect to convert your public shares, you will retain the right to vote on any proposed business combination in the future and the right to convert your public shares into a pro rata portion of the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Capitol’s charter purports to prohibit amendment to certain of its provisions, including any amendment that would extend its corporate existence beyond the above date, except in connection with, and effective upon consummation of, a business combination. We believe that these charter provisions were included to protect Capitol stockholders from having to sustain their investments for an unreasonably long period, if Capitol failed to find a suitable business combination in the timeframe contemplated by the charter, and the application of those investments without the stockholder review customarily provided for them. We also believe, however, that given Capitol’s expenditure of time, effort and money on the potential business combination with Lindblad, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction, inasmuch as Capitol is also affording stockholders who wish to convert their public shares as originally contemplated, the opportunity to do so as well. Accordingly, we believe that the Extension Amendment and Conversion Amendment proposals are consistent with the spirit in which Capitol offered its securities to the public.

After careful consideration of all relevant factors, Capitol’s board of directors determined that the Extension Amendment and Conversion Amendment are fair to and in the best interests of Capitol and its stockholders.

The Board of Directors recommends that you vote “FOR” the Extension Amendment and Conversion Amendment proposals. The Board of Directors expresses no opinion as to whether you should convert your public shares.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Capitol’s common stock as of the record date by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•         each of our officers, directors and senior advisors; and

•         all our officers and directors as a group.

As of the record date, there were a total of 25,000,000 shares of common stock (including 20,000,000 public shares). Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock
Mark D. Ein	3,736,667	(2)	14.9%
L. Dyson Dryden	1,130,001	(3)	4.5%
Lawrence Calcano	44,444	(4)	*
Richard C. Donaldson	44,444	(4)	*
Piyush Sodha	44,444	(4)	*
Capitol Acquisition Management 2 LLC	3,736,667	(5)	14.9%
T. Rowe Price Associates, Inc.	1,799,790	(6)	7.2%
Fir Tree Inc.	1,782,000	(7)	7.1%
BlueMountain Capital Management, LLC	1,250,772	(8)	5.0%
AQR Capital Management, LLC	1,781,900	(9)	7.1%
TD Asset Management Inc.	1,250,000	(10)	5.0%
All directors and executive officers as a group (five individuals)	5,000,000	(11)	20.0%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is 509 7th Street, N.W., Washington, D.C. 20004.

(2)      Represents shares held by Capitol Acquisition Management 2 LLC, of which Leland Investments Inc., an entity controlled by Mr. Ein, is the sole member. Does not include 3,652,175 shares issuable upon exercise of sponsor’s warrants held by Capitol Acquisition Management 2 LLC that are not exercisable and may not become exercisable within 60 days. Also does not include promissory notes convertible into 352,500 warrants at a price of $1.00 per warrant, which warrants are not exercisable and may not become exercisable within 60 days.

(3)      Does not include 1,217,391 shares issuable upon exercise of sponsor’s warrants that are not exercisable and may not become exercisable within 60 days. Also does not include promissory notes convertible into 117,500 warrants at a price of $1.00 per warrant, which warrants are not exercisable and may not become exercisable within 60 days.

(4)      Does not include 243,478 shares issuable upon exercise of sponsor’s warrants that are not exercisable and may not become exercisable within 60 days. Also does not include promissory notes convertible into 10,000 warrants at a price of $1.00 per warrant, which warrants are not exercisable and may not become exercisable within 60 days.

(5)      Mr. Ein is the sole member of this entity and controls the voting and disposition of the shares held by such entity. Does not include 3,652,175 shares issuable upon exercise of sponsor’s warrants held by Capitol Acquisition Management 2 LLC that are not exercisable and may not become exercisable within 60 days. Also does not include promissory notes convertible to 352,500 warrants at a price of $1.00 per warrant, which warrants are not exercisable and may not become exercisable within 60 days.

(6)      The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Information derived from a Schedule 13G/A filed on February 10, 2015.

(7)      The business address of Fir Tree Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. Information derived from a Schedule 13G filed on February 13, 2014.

(8)      The business address of BlueMountain Capital Management LLC is 280 Park Avenue, 5th Floor East, New York, New York 10017. Represents shares held by entities which BlueMountain Capital Management LLC acts as investment manager to, and exercises investment discretion over. Information derived from a Schedule 13G/A filed on February 5, 2015.

(9)      The business address of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830. Information derived from a Schedule 13G/A filed on February 17, 2015.

(10)   The business address of TD Asset Management Inc. is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2. Information derived from a Schedule 13G filed on February 12, 2015.

(11)   Does not include 5,600,000 shares issuable upon exercise of sponsor’s warrants that are not exercisable and may not become exercisable within 60 days. Also does not include promissory notes convertible into an aggregate of 500,000 warrants at a price of $1.00 per warrant, which warrants are not exercisable and may not become exercisable within 60 days.

All of the 5,000,000 shares of our outstanding common stock owned by our initial stockholders prior to our IPO have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement.

STOCKHOLDER PROPOSALS

If the Extension Amendment and Conversion Amendment proposals are approved, Capitol’s 2016 annual meeting of stockholders will likely be held on or about June 29, 2016, unless the date is changed by the Capitol’s board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2016 annual meeting, you need to provide it to Capitol by no later than approximately January 31, 2016. You should direct any proposals to Capitol’s secretary at Capitol’s principal office. If you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the year 2016 annual meeting, under Capitol’s bylaws you must give timely notice of the matter or the nomination, in writing, to Capitol’s secretary. To be timely, the notice has to be given between 60 and 90 days before the annual meeting date (or between March 31, 2016 and April 30, 2016, if the 2016 annual meeting is held on June 29, 2016).

If the Extension Amendment and Conversion Amendment proposals are not approved, there will be no annual meeting in 2016.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Capitol and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Capitol’s proxy statement. Upon written or oral request, Capitol will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Capitol deliver single copies of such documents in the future. Stockholders may notify Capitol of their requests by calling or writing Capitol at Capitol’s principal executive offices at 509 7th Street, N.W., Washington, D.C. 20004.

WHERE YOU CAN FIND MORE INFORMATION

Capitol files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Capitol with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. Capitol files its reports, proxy statements and other information electronically with the SEC. You may access information on Capitol at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

This proxy statement contains important business and financial information about us that is not included in or delivered with this document. You may obtain this additional information, or additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment or the Conversion Amendment by contacting us at the following address, telephone number or facsimile number:

Capitol Acquisition Corp. II
509 7th Street, N.W.
Washington, D.C. 20004
Tel: (202) 654-7060
Fax: (202) 654-7070

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than May 8, 2015.

ANNEX A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CAPITOL ACQUISITION CORP. II

________________________

Pursuant to Section 245 of the

Delaware General Corporation Law

________________________

The undersigned, being a duly authorized officer of CAPITOL ACQUISITION CORP. II (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.       The name of the Corporation is Capitol Acquisition Corp. II.

2.       The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 9, 2010, and an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 10, 2013.

3.       This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.       This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Sections 242 and 245 the General Corporation Law of the State of Delaware (the “GCL”).

5.       The text of Paragraph (f) of ARTICLE SIXTH is hereby amended and restated to read in full as follows:

In the event that the Corporation does not consummate a Business Combination by July 31, 2015 (such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the IPO Shares for cash for a redemption price per share equal to the amount then held in the Trust Account, including the interest earned thereon, less any income or franchise taxes payable, divided by the total number of IPO Shares then outstanding (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of clauses (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law.

5.       The text of Paragraph (g) of ARTICLE SIXTH is hereby amended and restated to read in full as follows:

A holder of IPO Shares shall be entitled only to receive distributions from the Trust Account in the event (i) such holder demands conversion of its shares in accordance with paragraph D above in connection with any Proxy Solicitation, (ii) such holder demands conversion of its shares in accordance with an amendment of this Certificate of Incorporation providing for dissenting holders

Annex A-1

of IPO Shares to demand conversion of such shares prior to the Termination Date or (iii) that the Corporation has not consummated a Business Combination by the Termination Date. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account.

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 14th day of May, 2015.

Name: ______________________

Title: _______________________

Annex-2

PROXY

Capitol Acquisition Corp. II
509 7th Street, N.W.
Washington, D.C. 20004

SPECIAL MEETING OF STOCKHOLDERS

MAY 14, 2015

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

CAPITOL ACQUISITION CORP. II

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 14, 2015

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated May 4, 2015, in connection with the Special Meeting to be held at 11:00 a.m. EDT on May 14, 2015 at the offices of Graubard Miller, 405 Lexington Avenue, New York, NY 10174, and hereby appoints Mark D. Ein and L. Dyson Dryden, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Capitol Acquisition Corp. II (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONSTITUTING THE EXTENSION AMENDMENT AND CONVERSION AMENDMENT CONSISTING OF PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on May14, 2015: This notice of meeting and the accompany proxy statement are available at http://www.cstproxy.com/capitolacquisition/sm2015.

	FOR	AGAINST	ABSTAIN
Proposal 1 – Extension of Corporate Life Amend Capitol’s amended and restated certificate of incorporation to extend the date that Capitol has to consummate a business combination to July 31, 2015.	☐	☐	☐

Proposal 2 – Approve the Conversion
Amend Capitol’s amended and restated certificate of incorporation to allow the holders of shares of common stock issued in Capitol’s initial public offering to elect to convert their public shares into their pro rata portion of the funds held in the trust account established at the time of the IPO if the extension is implemented.

	☐	☐	☐

Only if you vote “FOR” proposal Number 2 and you hold shares of the Corporation’s common stock issued in the Corporation’s initial public offering, or public shares, may you exercise your conversion rights with respect to all or a portion of your public shares by marking the “Exercise Conversion Right” box below and indicating how many public shares for which you are exercising such conversion rights in the space provided. If you exercise your conversion rights, then you will be exchanging the indicated number of your public shares for cash and you will no longer own such public shares. You will only be entitled to receive cash for those public shares if you tender your stock certificates representing such converted public shares to the Corporation’s duly appointed agent PRIOR TO THE VOTE AT SUCH MEETING.

EXERCISE CONVERSION RIGHTS ☐

CONVERT _____________ PUBLIC SHARES OF THE CORPORATION

Dated:_________________________ 2015

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.